भारतीय गैर न्यायिक

एक सौ रुपये

Rs. 100

रु. 100

ONE HUNDRED RUPEES

सत्यमेव जयते

भारत INDIA

INDIA NON JUDICIAL

आन्ध्र प्रदेश ANDHRA PRADESH

27 JUN 2006

A 632384

S.No. 8612 Date 27/6/06 Rs. 100/-

PURCHASER K. Raju S/o K. Narsaiah HYD

FOR WHOM NETTLINX Ltd. Hyd

TANVEER AHMED
S.V.L. No. 87/96 R. No 11/2005
Opp: Liberty Building,
Liberty 'X' Road, Hyd-29.
Phone: 23229306

LOAN AGREEMENT

This agreement of loan is made and executed on this the 20th day of November, 2006 at Hyderabad by and between:

M/s. NETTLINX LIMITED a company incorporated under the Companies Act, 1956 having its registered office at 5-9-22, Behind British Library, Secretariat Road, Saifabad, Hyderabad–63, Andhra Pradesh State represented by its Executive Director, Mr.Vijaya Bhasker Reddy, (Hereinafter referred to as first party which term shall mean and include its directors, legal representatives, executor's administrators, assigns etc.)

AND

M/s. SMARTLINX VOIP NETWORKS PRIVATE LIMITED a company incorporated under the Companies Act, 1956 having its registered office at 303, 3rd Floor, My Home Sarovar Plaza, Secretariat Road, Saifabad, Hyderabad–63, Andhra Pradesh State, represented by its Director Mr. P. Chandra Sekhar, (Hereinafter referred to as the Second party which term shall mean and include its directors, the legal heirs, executors, administrators, legal representatives, assigns etc.)

For NETTLINX LIMITED
Executive Director

For Smartlinx VOIP Networks Pvt. Ltd.
Director

WHEREAS the First party is carrying on the Business of Internet Services & Software Development and where as the First Party has surplus funds in its business to lend.

WHEREAS the Second party being in need of money for the purposes of expansion and development of the company, has approached the first party for advancing a sum of Rs.10,000,000/- (Rs. Ten million)as loan.

WHERAS the Board of Directors of the Second party in its meeting held on 18th November 2006 decided to obtain the loan as it is within the borrowing limits and authorized Mr. P. Chandra Sekhar, Director of the company to negotiate the terms of loan and to execute all such documents and furnish security or personal guarantee as agreed.

WHEREAS for better clarity and understanding terms & conditions which are agreed upon by both parties are now reduced into writing for the past transactions as well future transactions.

NOW THIS AGREEMENT OF LOAN WITTNESSETH AS UNDER

1. That in consideration of the Second party agreeing to the terms as stated herein below, the first party has agreed to lend a sum not exceeding Rs.10,000,000/- (RUPEES TEN MILLION ONLY) to the second party towards its capital requirements for the purpose of expansion and development of business.

2. That the second party hereby undertakes to repay the said loan amount with in a period of three years from the date of execution of this agreement or at a date that may be mutually agreed upon.

3. That the second party shall pay cumulative interest calculated at the rate of 6 % per annum (simple interest) on the loan amount and the same shall be payable at the time of repayment of the said loan amount.

4. That one of the directors of the Second party namely Dr. Manohar Loka Reddy hereby undertakes to stand as personal surety for the repayment of the loan amount and interest. The said director shall under no circumstances deny or dispute the outstanding loan amount and interest and shall be liable to pay all such amounts including costs in the event of the second party failing to repay the loan amount and the agreed interest.

5. That in the event of default in payment of the Principle and interest, the first party shall be entitled to seek repayment of the principal loan amount along with outstanding interest and costs.

For NETTLINX LIMITED

Executive Director

For Smartlinx VOIP Networks Pvt. Ltd.

Director

6. In the event of any dispute related in the loan transaction and the personal guarantees or default in repayment of the loan amount or payment of the interest, the first party shall be entitled to refer the same to arbitration by appointing an arbitrator of its choice. It is agreed that the second party in such event shall have no objection and the award passed by the arbitration shall be binding on both the parties. The arbitration proceedings shall be held at Hyderabad only.

In witness whereof the parties have signed this Agreement of Loan in token of their acceptance with free will in presence of Witnesses.

WITNESSESS:

1) (N.VENKATESWARARAO)

2) (V. Raveendra Reddy)

FIRST PARTY.
M/S.NETTLINX LIMITED

For NETTLINX LIMITED
Executive Director

SECOND PARTY.
M/S.SMARTLINX VOIP NETWORKS PRIVATE LIMITED

For Smartlinx VOIP Networks Pvt. Ltd.
Director